Exhibit 99.1

NEWS RELEASE

TimkenSteel Adopts Mark-to-Market Reporting

of Pension and OPEB Plans

•	Change allows for more transparent reporting of annual operating results.
•	Net impact of this change is estimated to decrease the company’s 2016 operating results by approximately $25 million to $35 million (after-tax).
•	Fourth-quarter and year-end 2016 earnings call scheduled for Friday, Feb. 17.

CANTON, Ohio: Jan. 12, 2017 —TimkenSteel Corp. (NYSE: TMST, timkensteel.com), a leader in custom steel and alloy steel products and services, announced today that it is changing to the mark-to-market method of accounting for pension and other post-employment benefit (OPEB) plans. This method recognizes actuarial gains or losses in the year incurred rather than amortizing them over future years. The net impact of this change is estimated to decrease the company’s 2016 operating results by approximately $25 million to $35 million (after-tax), with full-year net loss now projected to be between $80 million and $90 million.  The majority of the net impact will be recognized in the fourth-quarter with the remainder during the first nine months of 2016.

“The reporting method change for our benefit plans is preferable because it eliminates the timing impact of past actuarial gains and losses from current operating results,” said Christopher J. Holding, TimkenSteel’s executive vice president and chief financial officer. “It has no effect on benefits, pension funding or cash flow, and allows for better comparison to other companies in our industry.  Our pension plans remain well funded, which is significant to our employees and our results.”

This accounting change requires retrospective application, and select revised prior-period results are presented below. These revised results are preliminary and subject to change as

TimkenSteel Corporation

1835 Dueber Ave. S.W., GNE-14, Canton, OH 44706

Media Contact: Carla J. Wooley, APR P 330.471.7760 news@timkensteel.com	Investor Contact: Tina Beskid P 330.471.5621 ir@timkensteel.com we finalize our financial statements for the three years ended December 31, 2016, which will be provided at a later date in the company’s 2016 Form 10-K.

TimkenSteel will release its 2016 fourth-quarter and year-end financial results on Thursday, Feb. 16, after the market closes on the New York Stock Exchange. The company will host a conference call at 9 a.m. EDT on Friday, Feb. 17, to discuss its financial performance with investors and securities analysts. The financial results and conference call materials will be available online at investors.timkensteel.com.

TimkenSteel Earnings Call Information:

Friday, Feb. 17, 2017
9 a.m. EDT
Conference Call	Toll-free dial-in: 877-201-0168
International dial-in: 647-788-4901
Conference ID: 49283443
Replay dial-in available through March 3, 2017
Conference Call Replay	855-859-2056 or 404-537-3406
Replay passcode: 49283443
Live Webcast	investors.timkensteel.com

About TimkenSteel Corporation

TimkenSteel (NYSE:TMST, timkensteel.com) creates tailored steel products and services for demanding applications, helping customers push the bounds of what's possible within their industries. The company reaches around the world in its customers' products and leads North America in large alloy steel bars (up to 16 inches in diameter) and seamless mechanical tubing made of its special bar quality (SBQ) steel, as well as supply chain and steel services. TimkenSteel makes all of its steel in the United States and operates warehouses and sales offices in four other countries. The company posted sales of $1.1 billion in 2015. Follow us on Twitter @TimkenSteel and on Instagram.

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This news release includes "forward-looking" statements within the meaning of the federal securities laws. You can generally identify the company's forward-looking statements by words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "outlook," "intend," "may," "plan," "possible," "potential," "predict," "project," "seek," "target," "should" or "would" or other similar words, phrases or expressions that convey the uncertainty of future events or outcomes. The company cautions readers that actual results may differ materially from those expressed or implied in forward-looking statements made by or on behalf of the company due to a variety of factors, such as: the finalization of the company’s financial statements for the fourth quarter and three years ended December 31, 2016, including the actual impact of the adoption of mark-to-market accounting; the company's ability to realize the expected benefits of its spinoff from The Timken Company; deterioration in world economic conditions, or in economic conditions in any of the geographic regions in which the company conducts business, including additional adverse effects from global economic slowdown, terrorism or hostilities, including political risks associated with the potential instability of governments and legal systems in countries in which the company or its customers conduct business, and changes in currency valuations; the effects of fluctuations in customer demand on sales, product mix and prices in the industries in which the company operates, including the ability of the company to respond to rapid changes in customer demand, the effects of customer bankruptcies or liquidations, the impact of changes in industrial business cycles, and whether conditions of fair trade exist in U.S. markets; competitive factors, including changes in market penetration, increasing price competition by existing or new foreign and domestic competitors, the introduction of new products by existing and new competitors, and new technology that may impact the way the company's products are sold or distributed; changes in operating costs, including the effect of changes in the company's manufacturing processes, changes in costs associated with varying levels of operations and manufacturing capacity, availability of raw materials and energy, the company's ability to mitigate the impact of fluctuations in raw materials and energy costs and the effectiveness of its surcharge mechanism, changes in the expected costs associated with product warranty claims, changes resulting from inventory management, cost reduction initiatives and different levels of customer demands, the effects of unplanned work stoppages, and changes in the cost of labor and benefits; the success of the company's operating plans, announced programs, initiatives and capital investments (including the jumbo bloom vertical caster and advanced quench-and-

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temper facility); the ability to integrate acquired companies, the ability of acquired companies to achieve satisfactory operating results, including results being accretive to earnings; the  company's ability to maintain appropriate relations with unions that represent its employees in certain locations in order to avoid disruptions of business; and the availability of financing and interest rates, which affect the company's cost of funds and/or ability to raise capital, the company's pension obligations and investment performance, and/or customer demand and the ability of customers to obtain financing to purchase the company's products or equipment that contain its products.

Additional risks relating to the company's business, the industries in which the company operates or the company's common shares may be described from time to time in the company's filings with the SEC. All of these risk factors are difficult to predict, are subject to material uncertainties that may affect actual results and may be beyond the company's control. Readers are cautioned that it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results and that the above list should not be considered to be a complete list. Except as required by the federal securities laws, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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TimkenSteel Corporation REVISED FINANCIAL INFORMATION (Dollars in millions, except per share data) (Unaudited)
	Years Ended December 31,
	2015	2014
Net (Loss) Income before income taxes - Previously Reported	($115.0)	$158.2
Elimination of actuarial loss	34.1	18.1
Other - Effects on inventory and asset fair value change	2.0	7.5
Remeasurement gain/(loss)	6.5	(114.2)
Net (Loss) Income before income taxes - Revised	($72.4)	$69.6
(Benefit) provision from income taxes	(26.9)	23.0
Net (Loss) income	($45.5)	$46.6

Per Share Data:
Basic (loss) earnings per share	($1.02)	$1.02
Diluted (loss) earnings per share	($1.02)	$1.01

Weighted average shares outstanding	44,533,725	45,541,705
Weighted average shares outstanding - assuming dilution	44,533,725	46,044,143

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